Exhibit 99.1

Report of Independent Auditors

The Board of Directors

Pioneer Natural Resources Company

We have audited the accompanying statement of revenues and direct operating expenses of oil and gas assets in the Delaware Basin (the “Delaware Properties”) for the year ended December 31, 2020, and the related notes to the statement.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Delaware Properties for the year ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis of Presentation

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1. The presentation is not intended to be a complete financial statement presentation of the properties described above.

/s/ Ernst & Young LLP

Dallas, Texas
January 7, 2022

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF

OIL AND GAS ASSETS IN THE DELAWARE BASIN

(in thousands)

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
	(Unaudited)	(Unaudited)
Revenues:
Oil and gas	$254,365	$692,305	$587,401
Direct operating expenses:
Oil and gas production	19,205	74,718	105,455
Production and ad valorem taxes	15,047	41,694	44,045

	34,252	116,412	149,500

Revenues in excess of direct operating expenses	$220,113	$575,893	$437,901

See accompanying Notes to the Statements of Revenues and Direct Operating Expenses.

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF

OIL AND GAS ASSETS IN THE DELAWARE BASIN

NOTE 1. Basis of Presentation

The accompanying statements of Revenues and Direct Operating Expenses (the “Statements”) represent the direct undivided interest in the revenue and direct operating expenses associated with certain oil and gas assets in the Delaware Basin (the “Delaware Properties”) held by Pioneer Natural Resources Company (referred to herein collectively with its subsidiaries as the “Company”). On January 12, 2021, the Company acquired the Delaware Properties from Parsley Energy, Inc., a Delaware corporation that previously traded on the NYSE under the symbol “PE” (“Parsley”). The Statements vary from a complete income statement in accordance with accounting principals generally accepted in the United States of America (“US GAAP”) as they do not include certain revenues recognized and expenses incurred in connection with the ownership and operation of the Delaware Properties, including but not limited to general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion and amortization, provision for income taxes and other income and expense items not directly associated with revenues from natural gas, natural gas liquids (“NGLs”) and crude oil. Furthermore, no balance sheet has been presented for the Delaware Properties because the Delaware Properties were not accounted for as a separate subsidiary or division of the Company and complete financial statements thereof are not available, nor has information about the Delaware Properties’ operating, investing, and financing cash flows been provided for similar reasons. Accordingly, the Statements are presented in lieu of full financial statements. The Statements are not indicative of the results of operations for the Delaware Properties on a go forward basis.

In December 2021, the Company completed the sale of the Delaware Properties to Continental Resources, Inc.

The Statements of Revenues and Direct Operating Expenses for the three and nine months ended September 30, 2021 are unaudited and have been prepared on the same basis as the Statement of Revenues and Direct Operating Expenses for the year ended December 31, 2020 and, in the opinion of management of the Company, reflect all adjustments necessary to fairly state the Delaware Properties’ excess of revenues over direct operating expenses for the three and nine months ended September 30, 2021.

NOTE 2. Summary of Significant Accounting Policies

Use of Estimates. Preparation of the Statements in conformity with US GAAP requires management of the Company to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting periods. Actual results could differ from the estimates and assumptions utilized.

Revenue Recognition. Revenue is recognized when control of the promised goods is transferred to customers at an amount that reflects the consideration expected in exchange for those goods.

Oil sales. Sales under oil contracts are generally considered performed when oil production is sold at the wellhead and an agreed-upon index price is received, net of any price differentials. Recognition of sales revenue occurs when (i) control/custody transfers to the purchaser at the wellhead and (ii) the net price is fixed and determinable.

NGL and gas sales. Recognition of NGL and gas revenue occurs when the products are delivered (custody transfer) to the ultimate third-party purchaser at a contractually agreed-upon delivery point at a specified index price.

Direct Operating Expenses. Direct operating expenses are recognized when incurred and consist of direct expenses related to the operation of the Delaware Properties. The direct operating expenses include lease operating expense, production taxes and ad valorem taxes. Lease operating expenses include lifting costs, gathering and processing costs, well repair expenses, well workover costs, and other field related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil and gas production activities.

Credit Risk and Major Purchasers. Oil, NGLs and gas are sold to various purchasers who must be prequalified under the Company’s credit risk policies and procedures. The Company monitors exposure to counterparties primarily by reviewing credit ratings, financial criteria and payment history. Two purchasers account for approximately 85 percent of total oil, NGLs and gas revenues of the Delaware Properties for the year ended December 31, 2020 and three and nine months ended September 30, 2021. While the loss of either of these major purchasers could have a material adverse effect on the ability of the Company to produce and sell the oil, NGLs and gas production of the Delaware Properties, the Company believes this risk is mitigated by the size and reputation of these purchasers.

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF

OIL AND GAS ASSETS IN THE DELAWARE BASIN

NOTE 3. Contingencies

The activities of the Delaware Properties’ working interest may become subject to potential claims and litigation in the normal course of operations. The Company is not aware of any legal, environmental or other contingencies that would have a material effect on the Statements.

NOTE 4. Subsequent Events

The Company has evaluated subsequent events through January 7, 2022, the date the Statements were available to be issued, and has concluded there are no material subsequent events that would require recognition or disclosure in these Statements.

UNAUDITED SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF REVENUES AND

DIRECT OPERATING EXPENSES OF OIL AND GAS ASSETS IN THE DELAWARE BASIN

Reserve Quantity Information

The estimates of the Company’s proved reserves as of December 31, 2020 were based on evaluations prepared by the Company’s engineers with respect to the Company’s Delaware Properties. Proved reserves were estimated in accordance with guidelines established by the U.S. Securities and Exchange Commission (the “SEC”) and the FASB, which require that reserve estimates be prepared under existing economic and operating conditions based upon an average of the first-day-of-the-month commodity price during the 12-month period ending on the balance sheet date with no provision for price and cost escalations except by contractual arrangements.

Proved reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of subsequent drilling, testing and production may cause either upward or downward revision of previous estimates. Further, the volumes considered to be commercially recoverable fluctuate with changes in commodity prices and operating costs. The Company emphasizes that proved reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and gas properties. Accordingly, these estimates are expected to change as additional information becomes available in the future.

The following NYMEX prices used for oil and gas reserve preparation, based upon SEC guidelines, were as follows:

Oil per Bbl	$39.57
Natural gas per MMBtu	$1.98

The following table provides a rollforward of total proved reserves. Oil and NGL volumes are expressed in thousands of Bbls (“MBbls”), gas volumes are expressed in millions of cubic feet (“MMcf”) and total volumes are expressed in thousands of barrels of oil equivalent (“MBOE”).

	Year Ended December 31, 2020
	Oil (MBbls)	NGLs (MBbls)	Gas (MMcf)	Total (MBOE)
Total Proved Reserves:
Balance, January 1	61,646	15,091	74,071	89,081
Production	(15,561)	(3,431)	(14,581)	(21,422)
Revisions of previous estimates	(22,465)	(1,775)	(18,737)	(27,362)
Extensions and discoveries	14,446	3,451	14,389	20,295
Sales of minerals-in-place	(2,810)	(381)	(2,297)	(3,574)
Purchases of minerals-in-place	78,567	14,825	72,663	105,503

Balance, December 31	113,823	27,780	125,508	162,521

Proved Developed Reserves:
Balance, January 1	44,038	10,009	48,763	62,173
Balance, December 31	104,486	25,940	117,079	149,940
Proved Undeveloped Reserves:
Balance, January 1	17,608	5,082	25,308	26,908
Balance, December 31	9,337	1,840	8,429	12,581

Negative revisions of 27,362 MBOE during the year ended December 31, 2020 were due primarily to the removal of certain wells and proved undeveloped locations due to economics.

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows is computed by applying commodity prices used in determining proved reserves (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved reserves less estimated future expenditures (based on year end estimated costs) to be incurred in developing and producing the proved reserves, discounted using a rate of ten percent per year to reflect the

UNAUDITED SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF REVENUES AND

DIRECT OPERATING EXPENSES OF OIL AND GAS ASSETS IN THE DELAWARE BASIN

estimated timing of the future cash flows. Future income taxes are calculated by comparing undiscounted future cash flows to the tax basis of oil and gas properties plus available carryforwards and credits and applying the current tax rates to the difference. The discounted future cash flow estimates do not include the effects of the Company’s commodity derivative contracts.

Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of oil and gas properties. Estimates of fair value should also consider probable and possible reserves, anticipated future commodity prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is necessarily subjective and imprecise.

The standardized measure of discounted future cash flows as well as a rollforward in total for each respective year are as follows:

December 31,
2020
(in millions)
Oil and gas producing activities:
Future cash inflows	$4,363
Future production costs	(1,400)
Future development costs	(161)
Future income tax expense	(48)

Standardized measure of future cash flows	2,754
Ten percent annual discount factor	(1,465)

Standardized measure of discounted future cash flows	$1,289

Changes in Standardized Measure of Discounted Future Net Cash Flows

Year Ended December 31,
2020
(in millions)
Oil and gas sales, net of production costs	$(425)
Revisions of previous estimates:
Net changes in prices and production costs	(1,072)
Changes in future development costs	—
Revisions in quantities	(55)
Accretion of discount	116
Changes in production rates, timing and other (a)	17
Extensions, discoveries and improved recovery	196
Development costs incurred during the period	9
Sales of minerals-in-place	(67)
Purchases of minerals-in-place	1,443

Change in present value of future net revenues	162
Net change in present value of future income taxes	113

275
Balance, beginning of year	1,014

Balance, end of year	$1,289

(a)

The Company’s changes in Standardized Measure attributable to production rates, timing and other primarily represent changes in the Company’s estimates of when proved reserve quantities will be realized.